UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2010

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

First State Bancorporation (the "Company") received a notice from the Nasdaq Stock Market ("Nasdaq") on June 15, 2010, indicating that the Company has not regained compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5450 (a)(1), and that its securities are, therefore, subject to delisting from The Nasdaq Global Select Market. The Company previously reported on Form 8-K, filed December 17, 2009, that it had been notified by Nasdaq on December 14, 2009, that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, at which time Nasdaq provided 180 calendar days, or until June 14, 2010 to regain compliance.    The Company has requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"), as set forth in the List Rule 5800 Series, where a plan outlining how the Company plans to regain compliance will be presented. The Panel can allow up to 180 calendar days or until December 12, 2010, for the Company to regain compliance. There can be no assurance the Panel will grant the Company's request for continued listing or that the Company's plan to regain compliance will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: June 17, 2010	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer